EXHIBIT 99
[Chesapeake  Utilities
Corporation  Logo]



FOR  IMMEDIATE  RELEASE
AUGUST  8,  2003
NYSE  SYMBOL:  CPK

                   CHESAPEAKE UTILITIES CORPORATION ANNOUNCES
              104 PERCENT INCREASE IN SECOND QUARTER 2003 EARNINGS

DOVER, DELAWARE - Chesapeake Utilities Corporation (NYSE: CPK) today announced that earnings from continuing operations for the second quarter of 2003 more than doubled from $567,000, or $0.10 per share to $1.2 million, or $0.21 per share. The improvement in results principally reflected strong customer growth and colder weather, which led to increased contributions from the Company's gas distribution and propane operations. These results exclude a slight gain from discontinued operations. During the second quarter of 2003, Chesapeake sold the assets and operations of two of its seven water businesses, which have been classified as discontinued operations.

"The Company's strong performance during the quarter and year-to-date, reflect the strong fundamentals of our core gas distribution and propane operations", stated John Schimkaitis, President and Chief Executive Officer of Chesapeake Utilities. "The colder weather experienced this year along with healthy customer growth in our service territories have helped to highlight the earnings power of our core operations. Just as important, we continue to aggressively manage expenses in all of our operations, and the sale of two of our water businesses during the quarter demonstrates our commitment to improve the performance of this segment."

RESULTS  FOR  THE  SECOND  QUARTER
Net income from continuing operations for the second quarter of 2003 was $1.2 million or $0.21 per share as compared to $567,000 or $0.10 per share for the same period last year. Discontinued operations provided an additional $22,000 of income in 2003, as a gain of $72,000 recognized on the sale of assets more than offset the $50,000 loss from discontinued operations during the period. In 2002, discontinued operations experienced a loss of $37,000.

Operating income for the natural gas segment increased by $481,000 over the same period last year. The improved profitability of this segment reflected a $1.0 million improvement in gross margins. Margins from gas distribution operations in Delaware and Maryland benefited from 6 percent customer growth and temperatures (measured in heating degree-days) that were 28 percent colder than the 10-year average and 39 percent colder than last year. Florida gas distribution operations generated $250,000 of higher margins due to the implementation of transportation services and customer additions. Increased operating expenses, related primarily to the increased volumes as well as increased pension, bonus and depreciation costs, partially offset the increased margins. Operating income for the Company's natural gas transmission business was down $111,000, as higher margins were more than offset by higher operating expenses.

The propane segment reported a $697,000 improvement in its seasonal operating loss during the quarter ended June 30, 2003. Second quarter margins for the propane segment increased by $837,000, primarily due to increased margins of $805,000 from the Delmarva distribution operations. Delmarva volumes increased by 509,000 gallons, or 19 percent, due to the colder temperatures described above. The increased Delmarva propane margins were partially offset by a $139,000 increase in operating expenses, attributable primarily to costs related to increased volumes and revenues. The Company's propane wholesale marketing operation's results were consistent with the prior year.

The advanced information services segment's operating income of $164,000 was consistent with the 2002 results of $176,000. Although margins decreased by $255,000 in 2003, cost containment efforts reduced operating expenses by $243,000 to substantially offset the decline.

The operating loss from continuing water operations was $44,000 or 49 percent lower than the $90,000 loss for the prior year. Chesapeake continues to reassess its water services activities and take actions to improve returns from this business segment. In the second quarter, Chesapeake sold the assets of two operations, one based in Venice, Florida and one in Rochester, Minnesota. An after-tax gain of $72,000 on the disposal of the assets was recognized, offsetting the loss from operations of discontinued businesses of $50,000. The Company continues to evaluate its ongoing ownership of its five remaining water businesses.

RESULTS  FOR  THE  SIX  MONTHS  ENDED  JUNE  30,  2003
Net income from continuing operations for the first six months of 2003 was $7.8 million, or $1.40 per share, compared to $5.5 million, or $1.01 per share during the same period last year. 2002 results also included a $1.9 million or $0.35 per share non-cash charge for goodwill impairment that, with discontinued operations, reduced net income to $3.5 million or $0.64 per share. Higher earnings for the first six months of 2003 reflect significant improvement in the natural gas and propane distribution operations due to colder weather and customer growth. Temperatures on the Delmarva Peninsula during the first six months of 2003 were 16 percent colder than the 10-year average and 30 percent colder than 2002. Additionally, the average number of natural gas customers for the Delaware and Maryland divisions increased by 6 percent. The advanced information services segment improved operating income by $123,000 or 118 percent over 2002. As in the case of the three-month period discussed above, a drop in margins was offset through cost containment measures that reduced operating expenses. Water operations reported a loss from continuing operations of $249,000 for the period, a slight decline of $11,000 from the prior year.

RESULTS  FOR  THE  TWELVE  MONTHS  ENDED  JUNE  30,  2003
Net income from continuing operations for the twelve months ended June 30, 2003 was $8.4 million or $1.51 per share, an increase of 34 percent compared to $6.2 million or $1.15 per share for the twelve months ended June 30, 2002. The 2002 results also included a $1.9 million non-cash charge for goodwill impairment that, along with discontinued operations, reduced net income to $4.2 million or $0.77 per share. Operating income for 2003 was up primarily due to an increase in margins for the Delmarva propane distribution operations and Delaware and Maryland natural gas operations as the result of colder temperatures. For the twelve months ended June 30, 2003, temperatures (measured by heating degree-days) were 12 percent colder than the 10-year average and 26 percent colder than the prior twelve-month period. Additionally, the Delmarva natural gas operations experienced customer growth of 6.3 percent. The natural gas transmission operations benefited from system expansions that were completed in November 2001 and November 2002 and Florida distribution margins also increased by $1.1 million over the preceding twelve-month period. The advanced information services segment increased pre-tax operating income by $60,000. These improvements were partially offset by an increase of $1.6 million in operating losses from continuing businesses in the water segment, primarily from charges recorded in the fourth quarter of 2002 for goodwill impairment of $1.25 million (pre-tax) and a restructuring charge of $138,000.



CONSOLIDATED STATEMENTS OF INCOME
FOR THE PERIODS ENDED JUNE 30, 2003 AND 2002
DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS
(UNAUDITED)


                                                        QUARTER                YEAR TO DATE             12 MONTHS ENDED
                                                   2003         2002         2003         2002         2003         2002
                                               -----------  -----------  -----------  -----------  -----------  -----------
OPERATING REVENUES. . . . . . . . . . . . . .  $   34,799   $   31,170   $  100,994   $   79,369   $  165,435   $  135,337
COST OF SALES . . . . . . . . . . . . . . . .      18,963       16,944       58,916       43,061       92,758       72,584
---------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
GROSS MARGIN. . . . . . . . . . . . . . . . .      15,836       14,226       42,078       36,308       72,677       62,753
---------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------

OPERATING EXPENSES
   Operations . . . . . . . . . . . . . . . .       8,702        8,393       18,505       17,441       36,623       33,302
   Maintenance. . . . . . . . . . . . . . . .         437          457          860          919        1,902        1,841
   Depreciation and amortization. . . . . . .       2,347        2,349        4,684        4,644        9,215        8,843
   Goodwill impairment. . . . . . . . . . . .           -            -            -            -        1,250            -
   Other taxes. . . . . . . . . . . . . . . .       1,129        1,024        2,444        2,296        4,702        4,325
---------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
 Total operating expenses . . . . . . . . . .      12,615       12,223       26,493       25,300       53,692       48,311
---------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
OPERATING INCOME. . . . . . . . . . . . . . .       3,221        2,003       15,585       11,008       18,985       14,442

OTHER INCOME. . . . . . . . . . . . . . . . .          58           52          145          391          325          778
---------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
INCOME BEFORE INTEREST CHARGES. . . . . . . .       3,279        2,055       15,730       11,399       19,310       15,220

INTEREST CHARGES. . . . . . . . . . . . . . .       1,429        1,207        2,895        2,429        5,507        5,069
---------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
INCOME BEFORE INCOME TAXES. . . . . . . . . .       1,850          848       12,835        8,970       13,803       10,151

INCOME TAXES. . . . . . . . . . . . . . . . .         696          281        5,011        3,474        5,440        3,909
---------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
INCOME FROM CONTINUING OPERATIONS . . . . . .       1,154          567        7,824        5,496        8,363        6,242

INCOME (LOSS) FROM DISCONTINUED
OPERATIONS, NET OF TAX
   Discontinued operations, net . . . . . . .         (50)         (37)         (92)         (83)        (399)        (140)
   Gain (Loss) on sale, net . . . . . . . . .          72            -           72            -           72            -
---------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
   Total net income (loss) from disc. ops.. .          22          (37)         (20)         (83)        (327)        (140)

CUMULATIVE EFFECT OF CHANGE
IN ACCOUNTING PRINCIPLE, NET OF TAX . . . . .           -            -            -       (1,916)           -       (1,916)
---------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
NET INCOME. . . . . . . . . . . . . . . . . .  $    1,176   $      530   $    7,804   $    3,497   $    8,036   $    4,186
=============================================  ===========  ===========  ===========  ===========  ===========  ===========

Average Shares Outstanding. . . . . . . . . .   5,599,525    5,478,714    5,580,620    5,461,443    5,548,522    5,429,548

Earnings Per Share - Basic
---------------------------
From continuing operations. . . . . . . . . .  $     0.21   $     0.10   $     1.40   $     1.01   $     1.51   $     1.15
From discontinued operations. . . . . . . . .  $        -   $        -   $        -   $    (0.02)  $    (0.06)  $    (0.03)
Effect of change in accounting principle. . .  $        -   $        -   $        -   $    (0.35)  $        -   $    (0.35)
---------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
Net Income. . . . . . . . . . . . . . . . . .  $     0.21   $     0.10   $     1.40   $     0.64   $     1.45   $     0.77
=============================================  ===========  ===========  ===========  ===========  ===========  ===========

Earnings Per Share - Diluted
----------------------------
From continuing operations. . . . . . . . . .  $     0.21   $     0.10   $     1.37   $     0.99   $     1.49   $     1.15
From discontinued operations. . . . . . . . .  $        -   $        -   $        -   $    (0.01)  $    (0.06)  $    (0.03)
Effect of change in accounting principle. . .  $        -   $        -   $        -   $    (0.35)  $        -   $    (0.35)
---------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
Net Income. . . . . . . . . . . . . . . . . .  $     0.21   $     0.10   $     1.37   $     0.63   $     1.43   $     0.77
=============================================  ===========  ===========  ===========  ===========  ===========  ===========




SUPPLEMENTAL INCOME STATEMENT DATA
FOR THE PERIODS ENDED JUNE 30, 2003 AND 2002
DOLLARS IN THOUSANDS
(UNAUDITED)


                                                        QUARTER                YEAR TO DATE             12 MONTHS ENDED
                                                   2003         2002         2003         2002         2003         2002
                                               -----------  -----------  -----------  -----------  -----------  -----------
GROSS MARGIN
   Natural Gas. . . . . . . . . . . . . . . .  $   10,166   $    9,143   $   24,751   $   21,921   $   43,696   $   38,502
   Propane. . . . . . . . . . . . . . . . . .       2,866        2,029       11,828        8,491       17,788       12,547
   Advanced Information Services. . . . . . .       1,344        1,599        2,724        3,040        5,749        6,316
   Water Services . . . . . . . . . . . . . .       1,539        1,472        2,934        2,891        5,795        5,460
   Other & Eliminations . . . . . . . . . . .         (79)         (17)        (159)         (35)        (351)         (72)
---------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
 TOTAL GROSS MARGIN . . . . . . . . . . . . .  $   15,836   $   14,226   $   42,078   $   36,308   $   72,677   $   62,753
=============================================  ===========  ===========  ===========  ===========  ===========  ===========

OPERATING INCOME
   Natural Gas. . . . . . . . . . . . . . . .  $    3,399   $    2,918   $   10,935   $    9,246   $   16,676   $   14,816
   Propane. . . . . . . . . . . . . . . . . .        (390)      (1,087)       4,495        1,719        3,828         (467)
   Advanced Information Services. . . . . . .         164          176          227          104          466          406
   Water Services . . . . . . . . . . . . . .         (46)         (90)        (249)        (238)      (2,222)        (671)
   Other & Eliminations . . . . . . . . . . .          94           86          177          177          237          358
---------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
 TOTAL OPERATING INCOME . . . . . . . . . . .  $    3,221   $    2,003   $   15,585   $   11,008   $   18,985   $   14,442
=============================================  ===========  ===========  ===========  ===========  ===========  ===========



Matters discussed in this release may include forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements. For example, the Company's water business strategy is subject to continuing review by management to determine the proper course of action to improve returns from this segment, including the possible sale of operations. Please refer to the Cautionary Statement in the Company's report on Form 10-K for the year ended December 31, 2002 for further information on the risks and uncertainties related to the Company's forward-looking statements.

Chesapeake Utilities Corporation is a diversified utility company engaged in natural gas distribution and transmission, propane gas distribution and wholesale marketing, advanced information services and water services. Information about Chesapeake's businesses is available on the World Wide Web at www.chpk.com.
------------


For  more  information,  contact:
Michael  P.  McMasters
Vice  President  &  Chief  Financial  Officer
302.734.6799